As filed with the Securities and Exchange Commission on April 13, 2010
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077

(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA	15108

(Address of Principal Executive Offices)	(Zip Code)
ATLAS PIPELINE PARTNERS, L.P.
2010 LONG-TERM INCENTIVE PLAN

(Full title of the plan)
Eugene N. Dubay
Atlas Pipeline Partners GP, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108

(Name and address of agent for service)
(412) 262-2830

(Telephone number, including area code, of agent for service)
Copy to:
Mark E. Rosenstein, Esquire
Ledgewood, P.C.
1900 Market Street — Suite 750
Philadelphia, PA 19103
(215) 731-9450
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM
		OFFERING	AGGREGATE	AMOUNT OF
TITLE OF SECURITIES TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED(1)	SHARE(2)	PRICE	FEE
Common Units representing Limited Partner Interests	3,000,000	$13.85	$41,550,000	$2,963

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common units on April 8, 2010 as quoted on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants in the Atlas Pipeline Partners, L.P. 2010 Long-Term Incentive Plan, or the “Plan,” covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Such documents need not be filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the SEC by Atlas Pipeline Partners, L.P. (the “Registrant”) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(b)	The Registrant’s Current Reports on Form 8-K filed on January 8, 2010, March 18, 2010 and April 2, 2010.

(c)	The description of the Registrant’s common units contained in its Registration Statement on Form 8-A filed on May 10, 2004.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
Experts
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in Atlas Pipeline Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2009 and the consolidated balance sheet of Atlas Pipeline Partners GP, LLC included in the Current Report of Atlas Pipeline Partners, L.P. on Form 8-K filed on March 18, 2010, incorporated by reference in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Item 6. Indemnification of Directors and Officers.
     Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Atlas Pipeline Partners’ partnership agreement provides that, in most circumstances, it will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
•	its general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director employee, agent or trustee of the general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

•	any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.
     Any indemnification under these provisions will only be out of the partnership’s assets. The general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the partnership to enable it to effectuate, indemnification. The partnership may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under the partnership agreement.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the bylaws of Atlas Energy, Inc. provide that its officers and directors (including those who act at its request as officers of and directors of subsidiaries) shall not be personally liable to the corporations or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of their duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director or officer derives an improper personal benefit. In addition, they provide for indemnification of its officers and directors to the fullest extent permitted under Delaware law, including indemnification for their service as officers and directors of subsidiaries.
     Substantially the same provisions regarding indemnification are contained in the limited liability company agreement of Atlas Pipeline Partners GP, LLC, the general partner.
     Atlas Pipeline Partners, L.P. maintains directors’ and officers’ liability insurance for itself, its subsidiaries and Atlas Pipeline Partners GP, LLC.

Item 8. Exhibits
     The following exhibits are furnished as part of this Registration Statement:

EXHIBIT	DOCUMENT

4.1	Common unit certificate(1)

4.2(a)	Second Amended and Restated Agreement of Limited Partnership(2)

4.2(b)	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership(3)

4.2(c)	Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership(4)

4.2(d)	Amendment No. 3 to Second Amended and Restated Agreement of Limited Partnership(5)

4.2(e)	Amendment No. 4 to Second Amended and Restated Agreement of Limited Partnership(6)

4.2(f)	Amendment No. 5 to Second Amended and Restated Agreement of Limited Partnership(7)

4.2(g)	Amendment No. 6 to Second Amended and Restated Agreement of Limited Partnership(8)

4.2(h)	Amendment No. 7 to Second Amended and Restated Agreement of Limited Partnership(9)

4.3	2010 Long-Term Incentive Plan of Atlas Pipeline Partners, L.P. (10)

5.1	Opinion of Ledgewood, P.C.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Ledgewood, P.C. (included as part of Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page)

(1)	Previously filed as an exhibit to registration statement on Form S-1 on January 20, 2000.

(2)	Previously filed as an exhibit to registration statement on Form S-3 on April 2, 2004.

(3)	Previously filed as an exhibit to quarterly report on Form 10-Q for the quarter ended June 30, 2007.

(4)	Previously filed as an exhibit to current report on Form 8-K on July 30, 2007.

(5)	Previously filed as an exhibit to current report on Form 8-K on January 8, 2008.

(6)	Previously filed as an exhibit to current report on Form 8-K on June 16, 2008.

(7)	Previously filed as an exhibit to current report on Form 8-K on January 6, 2009.

(8)	Previously filed as an exhibit to current report on Form 8-K on April 3, 2009.

(9)	Previously filed as an exhibit to current report on Form 8-K on April 2, 2010.

(10)	Previously filed as Appendix A to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed on April 13, 2010.
Item 9. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 13, 2010.

ATLAS PIPELINE PARTNERS, L.P.
BY:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Eugene N. Dubay
Eugene N. Dubay
Chief Executive Officer, President and Managing Board Member of the General Partner

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene N. Dubay, Eric T. Kalamaras and Gerald R. Shrader, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of April 13, 2010.

/s/ EDWARD E. COHEN	Chairman of the Managing Board of the General Partner
Edward E. Cohen

/s/ JONATHAN Z. COHEN	Vice Chairman of the Managing Board
Jonathan Z. Cohen	of the General Partner

/s/ EUGENE N. DUBAY	Chief Executive Officer, President and Managing Board
Eugene N. Dubay	Member of the General Partner (principal executive officer)

/s/ ERIC T. KALAMARAS	Chief Financial Officer of the General Partner
Eric T. Kalamaras	(principal financial officer)

/s/ ROBERT W. KARLOVICH III	Chief Accounting Officer of the General Partner
Robert W. Karlovich III	(principal accounting officer)

/s/ TONY C. BANKS	Managing Board Member of the General Partner
Tony C. Banks

/s/ CURTIS D. CLIFFORD	Managing Board Member of the General Partner
Curtis D. Clifford

/s/ MARTIN RUDOLPH	Managing Board Member of the General Partner
Martin Rudolph

/s/ MICHAEL L. STAINES	Managing Board Member of the General Partner
Michael L. Staines